Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 23, 2026, with respect to the financial statements of Delaware Life Variable Account G, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

June 26, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 26, 2026, with respect to the statutory financial statements of Delaware Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

June 26, 2026